Exhibit 99.1

MMAF of Indonesia Held a Special Seminar on New Fisheries Policy

Fuzhou, China, September 22, 2020 -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), announced today that the Ministry of Marine Affairs and Fisheries of the Republic of Indonesia (“MMAF”) held a special seminar late last week about its new fisheries policy.

The seminar was held virtually due to the COVID-19 pandemic and was chaired by Mr. Miftah Sabri, Special Staff of the Minister of MMAF. Dr. Muhammad Zaini Hanafi, Acting Director General of Capture Fisheries of MMAF also attended the seminar. Dr. Zaini Hanafi shared in the seminar on behalf of MMAF that the Indonesian government is planning to issue new fisheries policy and welcomes Chinese companies to make investment in Indonesia. Mr. Xinrong Zhuo, Pingtan’s Chairman and CEO, who attended the seminar upon invitation, communicated with the attendees that Pingtan has been waiting with anticipation towards the issuance of new fisheries policy by the Indonesian government, and indicated that Pingtan would engage with the Bureau of Fisheries of the Ministry of Agriculture and Rural Affairs of the People’s Republic of China (“MARA”), to assist pushing forward the renewal of fisheries cooperation between China and Indonesia and promote mutual development of the fisheries sector and economic and trade exchanges in both countries.

Management Comments

Mr. Zhuo commented: “The news of the potential renewal of fisheries cooperation between Indonesia and China is of great significance for Pingtan’s future development. If Indonesia officially implements the new fisheries policy, I believe the fisheries cooperation between China and Indonesia will open a new chapter, and Pingtan will play its due role as a participant in this process and eventually get over from the negative impact of the Indonesian moratorium of 2015. Additionally, Indonesia is a member nation of the ASEAN and one of the countries that have joined the Belt and Road Initiative of China. I hope Pingtan will serve as a good bridge in this process of bi-lateral cooperation renewal and make its contribution to the Belt and Road Initiative.”

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated issuance of new fisheries policy by the Indonesian government and fishing operations in Indonesia by the Company thereafter; Pingtan’s ability to assist in the renewal of fisheries cooperation and to promote the economic and trade exchanges and cooperation between China and Indonesia; and other risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

CONTACT:

LiMing Yung (Michael)

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

michaelyung@ptmarine.net

Maggie Li

Investor Relations Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

mli@ptmarine.net

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